UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

Enovix Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W Warren Avenue,	Fremont, California 94538
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 695-2350

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2023, the Board of Directors (the “Board”) of Enovix Corporation (the “Company”) approved an increase in the total authorized number of members of the Board to eight directors and appointed Joseph Malchow and Bernard Gutmann (together, the “New Directors”) to fill the newly created vacancies as directors whose terms will expire at the Company’s 2024 annual meeting of stockholders. There is no arrangement or understanding between either of the New Directors and the Company or any other person pursuant to which either of the New Directors was elected as a director. Neither of the New Directors is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Each New Director will execute the Company’s standard form of indemnification agreement for directors, which was filed as Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021.

Concurrent with their appointment to the Board, Mr. Malchow was appointed as a member of the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), and Mr. Gutmann was appointed as a member of the Audit Committee of the Board (the “Audit Committee”).

In connection with his appointment to the Board, the Compensation Committee and the Nominating and Corporate Governance Committee, and in accordance with the Company’s Non-Employee Director Compensation Policy, as may be amended from time to time (the “Non-Employee Director Compensation Policy”), Mr. Malchow will receive annual cash retainers of $45,000 for serving on the Board, $5,000 for serving on the Compensation Committee and $5,000 for serving on the Nominating and Corporate Governance Committee, in each case paid quarterly in arrears and pro-rated based on the days served in the applicable fiscal quarter.

In connection with his appointment to the Board and the Audit Committee, and in accordance with the Non-Employee Director Compensation Policy, Mr. Gutmann will receive annual cash retainers of $45,000 for serving on the Board and $7,500 for serving on the Audit Committee, in each case paid quarterly in arrears and pro-rated based on the days served in the applicable fiscal quarter.

On June 23, 2023, the Compensation Committee also granted each of the New Directors (i) in accordance with the Non-Employee Director Compensation Policy, a restricted stock unit award (an “RSU”) for shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), equivalent to $275,000, under the Company’s 2021 Equity Incentive Plan (the “Plan”), vesting quarterly over three years and (ii) an RSU for shares of Common Stock, equivalent to $100,000, under the Plan, vesting quarterly over one year and which will be fully vested on the earlier of (x) the date of the upcoming annual meeting of stockholders (or the date immediately prior to such annual meeting if the RSU recipient’s service as a director ends at such meeting due to his failure to be re-elected or her not standing for re-election); or (y) the one-year anniversary measured from the date of grant.

In addition, in accordance with the Non-Employee Director Compensation Policy, at the close of business on the date of each annual meeting of stockholders (“Annual Meeting”) held after calendar year 2023, each of the New Directors will automatically receive an RSU for shares of Common Stock, equivalent to $100,000, under the Plan vesting quarterly over one year and which will be fully vested on the earlier of (x) the date of the Annual Meeting (or the date immediately prior to the Annual Meeting if the RSU recipient’s service as a director ends at such meeting due to his failure to be re-elected or her not standing for re-election); or (y) the one-year anniversary measured from the date of grant.

In accordance with the Non-Employee Director Compensation Policy, all of the New Directors’ respective unvested equity awards shall vest immediately prior to the consummation of a change of control.

The press release announcing the appointments of the New Directors of the Company is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 26, 2023

104	Cover Page Interactive Data File (embedded within XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date: June 26, 2023	By:	/s/ Arthi Chakravarthy
Arthi Chakravarthy
Chief Legal Officer